                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Park National Corporation ("Park") of our reports dated February 25, 2005 with respect to the consolidated financial statements of Park and its subsidiaries, Park management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Park, included in the 2004 Annual Report to Shareholders of Park.

We consent to the incorporation by reference in the following Registration Statements of Park:

      Form S-4 No. 333-20417,
      Form S-8 No. 33-92060,
      Form S-8 No. 333-52653,
      Form S-8 No. 333-59360,
      Form S-8 No. 333-59378,
      Form S-8 No. 333-91178,
      Form S-8 No. 333-115136

of our reports dated February 25, 2005, with respect to the consolidated financial statements of Park and its subsidiaries, Park management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Park, included in the 2004 Annual Report to Shareholders of Park, which is incorporated by reference in the Annual Report (Form 10-K) of Park.

                                   /s/ Ernst & Young LLP

Columbus, Ohio
March 11, 2005